  As filed with the Securities and Exchange Commission on September 15, 1995:
                                         Registration Statement No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                            BCT INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

                  Delaware                               22-2358849
       (State or other jurisdiction                   (I.R.S. Employer
             of incorporation)                     Identification Number)

                                            WILLIAM A. WILKERSON
                                            Chairman of the Board
                                            BCT International, Inc.
3000 N.E. 30th Place                        3000 N.E. 30th Place
Fifth Floor                                 Fifth Floor
Fort Lauderdale, Florida 33306              Fort Lauderdale, Florida 33306
(305) 563-1224                              (305) 563-1224
(Address, including zip code, and           (Name, address, including zip code,
telephone number, including area code, of   and telephone number, including area
registrant's principal executive offices)   code, of agent of service)

                               ----------------

                                  Copies to:

                           ROBERT B. MACAULAY, ESQ.
                        Olle, Macaulay & Zorrilla, P.A.
                   201 South Biscayne Boulevard, Suite 1402
                             Miami, Florida 33131
                                (305) 358-9200

                              -------------------

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
      Title of                         Proposed
     Securities         Amount         Maximum              Proposed             Amount of
       to be            to be        Offering Price     Maximum Aggregate      Registration
     Registered       Registered      Per Share(1)     Offering Price(1)(2)         Fee
----------------------------------------------------------------------------------------------
   Common Stock        1,834,196         $5.44             $10,057,843           $3,467.94
       $.04
   par value (2)
----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) on the basis of the average of the high and low prices for the Registrant's Common Stock on September 8, 1995, as reported by the NASDAQ National Market.

(2) 234,204 of the shares offered by the Selling Shareholders are shares issuable upon exercise of outstanding warrants, which issuances are being registered hereby. Pursuant to Rule 457(g), because the price at which 183,039 of such shares may currently be resold is higher than the exercise prices of such warrants, the higher market price calculated in accordance with Rule 457(c) is being used to calculate the registration fee for such shares.
                              -------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

                            BCT INTERNATIONAL, INC.
                            -----------------------

                             Cross Reference Sheet


Form S-3 Item Number and Caption           Caption or Location in Prospectus
--------------------------------           ---------------------------------

 1.  Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus...........  Facing Page of Registration
                                          Statement; Cross Reference Sheet;
                                          Outside Front Cover Page of Prospectus

 2.  Inside Front and Outside Back
     Cover Pages of Prospectus..........  Inside Front Cover Page of
                                          Prospectus; Available Information;
                                          Outside Back Cover Page of Prospectus

 3.  Summary of Information, Risk
     Factors and Ratio of Earnings to
     Fixed Charges......................  BCT International, Inc.

 4.  Use of Proceeds....................  Use of Proceeds

 5.  Determination of Offering Price....  Not Applicable

 6.  Dilution...........................  Not Applicable

 7.  Selling Security Holders...........  Selling Shareholders

 8.  Plan of Distribution...............  Plan of Distribution

 9.  Description of Securities to be
     Registered.........................  Description of Common Stock

10.  Interests of Named Experts and
     Counsel............................  Legal Matters; Experts

11.  Material Changes...................  Recent Developments

12.  Incorporation of Certain
     Information by Reference...........  Incorporation of Certain Documents
                                          by Reference

13.  Disclosure of Commission Position
     on Indemnification of Securities
     Act Liabilities....................  Not Applicable

-------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A        +
+ REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + + SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+ OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT       +
+ BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + + THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + + SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + + UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ ANY SUCH STATE.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

    PRELIMINARY PROSPECTUS DATED SEPTEMBER 15, 1995; SUBJECT TO COMPLETION

                               1,834,196 Shares

                            BCT INTERNATIONAL, INC.

                                 Common Stock

                               ----------------

     This Prospectus relates to the offering of 1,834,196 shares of Common Stock ($.04 par value) (the "Shares") of BCT International, Inc. (the "Company"), by certain shareholders of the Company and certain holders of warrants issued by the Company (collectively, the "Selling Shareholders"). A total of 1,599,992 of the Shares are owned outright by Selling Shareholders. The balance of 234,204 Shares represents Common Stock underlying warrants issued by the Company (the "Warrants"). The Warrants are held as follows: (i) Warrants to purchase 150,000 Shares are held by affiliates of Josephthal, Lyon & Ross, Incorporated, the Company's former investment banker, and are exercisable at a price of $3.125 per Share until May 31, 1998; and (ii) Warrants to purchase 84,204 Shares are held by investors in the Company's 1989 private placement of convertible subordinated debentures who converted their debentures into common stock and Warrants in February and March 1994, with the Warrants being exercisable until February or March 1997 at prices of $7.00 per Share (with respect to 51,165 Shares) or $4.46 per Share (with respect to 33,039 Shares). The Company will not receive any proceeds from this offering; however, the maximum proceeds from the exercise of all of the Warrants would be $974,259.

     The Company is unaware of any specific plan of distribution of the Selling Shareholders with respect to the Shares but believes that the Shares will be sold at prevailing market prices on the NASDAQ National Market ("NASDAQ"), without payment of any underwriting commissions or discounts other than ordinary brokerage transaction fees. See "Plan of Distribution." The aggregate net proceeds to the Selling Shareholders from the sale of the Shares pursuant to this Prospectus will be the sale price of such Shares less any commissions. The Company is paying all of the expenses in connection with the preparation of this Prospectus and the related registration statement.

     The Company's Common Stock is traded on NASDAQ under the symbol "BCTI." On September 8, 1995, the reported closing price of the Common Stock on NASDAQ was $5.625.

     This offering is being made without using the services of an underwriter. The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any commission received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

              The date of this Prospectus is September   , 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1924, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of NASDAQ at 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, if any, thereto, the "Registration Statement") under the Act with respect to the Shares of Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and any exhibits and schedules thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement and to the exhibits and schedules thereto, if any, which are available for inspection at the offices of the Commission listed above, and copies of all or any part thereof may be obtained from such offices, upon the payment of prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are hereby incorporated by reference into this Prospectus:

     (1) The Company's Annual Report on Form 10-K for the year ended February 28, 1995;

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1995;

     (3) The Company's Notice of Annual Meeting and Proxy Statement dated September 22, 1994; and

     (4) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on

          December 30, 1982, with the Commission under the Company's former name "The Good Taco Corporation."

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy (without exhibits other than exhibits specifically incorporated by reference) of any documents incorporated by reference into this Prospectus. Requests for such copies should be directed to William A. Wilkerson, Chairman and Chief Executive Officer, at 3000 N.E. 30th Place, Fifth Floor, Fort Lauderdale, Florida 33306, telephone (305) 563-1224.

     IN CONNECTION WITH THIS OFFERING, CERTAIN BROKERS OR DEALERS, WHO MAY BE DEEMED UNDERWRITERS, MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMPANY'S COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934. See "Plan of Distribution."

                            BCT INTERNATIONAL, INC.

     BCT International, Inc. (the "Company") is a holding company with one direct wholly-owned subsidiary: Business Cards Tomorrow, Inc., a Florida corporation ("BCT"). BCT operates the Business Cards Tomorrow system, the world's largest wholesale printing chain. Since its founding in 1975, the system has grown to include 100 "Business Cards Tomorrow Plants" (the "Plants") specializing in trade thermography production in 37 states and Canada. Three of the Plants, located in Delray Beach, Florida, Newbury Park, California, and Boston, Massachusetts (the "Company Plants"), are indirectly owned by BCT through wholly-owned subsidiaries.

     BCT's operations also include the Pelican Paper Products Division ("PPP"), which supplies paper products to the BCT Plants. The Company operates in a single industry segment: the franchising, ownership and operation of and sale of paper products to trade thermography production facilities, i.e., the BCT Plants.

     The Plants typically operate through the placement of business card and stationery catalogs with commercial and retail "quick" printers, office superstores, forms brokers, office supply companies and stationers in the Plants' trade areas. These catalogs are utilized by the printers, office superstores, forms brokers, office supply companies and stationers to secure orders from their customers for thermographed printed products. The Plants specialize in the "fast turnaround" of their products, delivering some items, such as business cards printed in black ink, in one business day, with most products being delivered within one week of the date of order. While most Plants receive at least some orders by mail and fax, this normally does not constitute a major portion of a Plant's business.

     Thermography is a specialized printing process that gives a raised printing effect similar to engraving and requires specialized equipment and operating techniques. Most commercial and "quick" printers and office superstores choose not to invest in this specialized equipment, preferring to subcontract this type of work to wholesale "trade" printing companies such as Business Cards Tomorrow Plants that specialize in thermography.

     BCT supplies business card, stationery, rubber stamp and wedding invitation and social stationery catalogs to its Plants and also sells them the paper products featured in the catalogs through its PPP division. PPP purchases raw paper directly from paper mills and paper brokers and utilizes the services of converters to convert the raw material to finish paper products. PPP utilizes three public storage facilities located strategically throughout the United States to house and ship paper products to the Plants.

     BCT markets its franchise operations to potential franchisees through major business newspapers as well as printing trade publications. The development of a specific market is determined by a number of different criteria, including resources available, customer base and operating efficiencies. In order for BCT to penetrate franchise markets, it has assembled an experienced staff, certain members of which have expertise in franchise development. BCT Plants are located throughout the Continental U.S., Hawaii and Canada. As demographics change and develop, the potential for new markets may expand. As of September 1, 1995, BCT has identified between 25 and 35 franchise markets available for sale.

     BCT derives revenues from five principal sources: royalties, which are based on a percentage of sales from the BCT Plants; franchise fees from newly franchised Plants and resale fees from the resale of operating Plants; sales of paper products to franchisees; catalog and miscellaneous equipment and parts sales classified as printing sales; and gross revenue from the Company Plants. For fiscal years ended 1995, 1994 and 1993, continuing franchise royalties comprised approximately 34%, 31% and 33% of total revenue, respectively. Sales to the franchisees for fiscal years ended 1995, 1994 and 1993 were approximately 59%, 57% and 55% of total revenue, respectively.

     As of September 1, 1995, 99 BCT Plants are in operation in 37 states and Canada. The current number of Plants compares with 98 and 93 Plants in operation on September 1, 1994 and 1993, respectively. Total BCT system sales reached approximately $80,000,000 for the fiscal year ended February 28, 1995, an average of $824,000 per franchise, compared to total and average sales of $74,000,000 and $792,000 for fiscal 1994, and $69,000,000 and $750,000 for fiscal 1993, respectively.

     The principal executive office of the Company is located at 3000 N.E. 30th Place, Fifth Floor, Fort Lauderdale, Florida 33306.


                              RECENT DEVELOPMENTS

     During the second quarter of fiscal 1996, BCT began offering for sale to existing franchisees additional exclusive territories, known as "Facilities," which do not require the opening of a Plant. The franchisee purchasing a Facility is required to open a sales office in the territory and send all work orders to the franchisee's Plant located in a neighboring territory. Once the Facility's territory develops demographically to support approximately 500 dealers, BCT has the right to require the franchisee to open a Plant in the territory. BCT is offering the Facilities at a price of $35,000 each. As of September 1, 1995, one Facility has been sold (in August 1995).

     Except as set forth above, no material changes in the Company's affairs have occurred since February 28, 1995, that have not been described in a timely filed report on Form 10-Q. See "Incorporation of Certain Documents by Reference."

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares offered by the Selling Shareholders. Management estimates that the aggregate expense of this offering will be approximately $28,000, all of which will be borne by the Company.

     The maximum proceeds from the exercise of all of the Warrants, whose 234,204 shares of underlying Common Stock are being registered hereunder, are $974,259. The Company intends to use the proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes. Proceeds not immediately required for such purposes will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                             PLAN OF DISTRIBUTION

     This Prospectus covers the sale of Shares of Common Stock by the Selling Shareholders, certain of whom are affiliates of the Company. See "Selling Shareholders." While the Company is unaware of any specific plan of distribution, the Company believes that the Selling Shareholders presently intend to sell the Shares of Common Stock from time to time after the effective date of the Registration Statement of which this Prospectus is a part, and for so long as the Registration Statement remains in effect, in one or more transactions on NASDAQ or in privately negotiated transactions at negotiated prices then obtainable. The Selling Shareholders may effect such transactions by selling shares of Common Stock directly to market makers or to or through broker-dealers, and such persons may receive compensation in the form of discounts or commissions from the Selling Shareholders and/or the purchasers of shares of Common Stock for whom they may act as agent. The Company will not pay any commissions in connection with the sale or distribution of the Shares. Neither the Company nor the Selling Shareholders can presently estimate the amount of the compensation that will be paid by the Selling Shareholders. No determination has been made as to whether the Selling Shareholders will sell any or all of the Shares offered hereby.

     In addition, any Common Stock covered by this Prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act might be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Shareholders must comply with Rule 10b-6 promulgated under the Securities Act in connection with all sales of Common Stock issuable upon exercise of the Warrants or otherwise offered hereby. In addition, certain brokers or dealers, who may be deemed underwriters or who may be Selling Shareholders, may engage in passive market making activities in the Company's Common Stock on NASDAQ in accordance with Rule 10b-6A promulgated under the Exchange Act.

                             SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this Prospectus, and as adjusted to give effect to the sale hereunder of all of the Shares offered by the Selling Shareholders, certain information with respect to the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of the Company's Common Stock by the Selling Shareholders. Such information was furnished to the Company by the individual Selling Shareholders.

                                   Before Offering                              After Offering
                                   ---------------           Shares             --------------
Name                             Shares    Percent(1)        Offered         Shares    Percent(2)
----                             ------    -------           -------         ------    -------
Bill LeVine(3)                   685,032     13.1%           222,222         462,810     8.5%
Steven N. Bronson(4)             673,194     13.4%           444,444         228,750     4.4%
Bruce C. Barber(5)               131,777      2.7%            77,777          54,000     1.1%
Eric R. Elliott(6)               106,138      2.2%            88,888          17,250      *
George C. Barber(7)               88,888      1.9%            88,888            0         0
Monufair Investments, Inc.       222,222      4.6%           222,222            0         0
Leslie D. Reagin III              44,444      *               44,444            0         0
Rajesh & Indu Soin                44,444      *               44,444            0         0
Joseph & Pamela Pilkington        44,444      *               44,444            0         0
Chou Chiao Chen                   22,222      *               22,222            0         0
Mark & Florence Allbaugh          44,444      *               44,444            0         0
Leonard A. Solomon                88,888      1.9%            88,888            0         0
Gary Stockton & Diane Fasel       22,222      *               22,222            0         0
Steven Halpern                    44,444      *               44,444            0         0
Anthony Conza                     22,222      *               22,222            0         0
Paul H. Schluter                  22,222      *               22,222            0         0
Fern & Bruce Thaw                 22,222      *               22,222            0         0
Charles R. Watkins                22,222      *               22,222            0         0
Barry J. Booth(8)                 11,111      *               11,111            0         0
Peter McMullen(9)                 15,000      *               15,000            0         0
Alan Jacobs(9)                    26,250      *               26,250            0         0
Dan Purjes(9)                     67,139      1.4%            67,139            0         0
Scott Weisman(9)                   8,189      *                8,189            0         0
Peter Sheib(9)                     9,140      *                9,140            0         0
Lawrence Rice(9)                   7,760      *                7,760            0         0
Charles Roden(9)                   5,811      *                5,811            0         0
Matthew Balk(9)                    6,523      *                6,523            0         0
Michael Loew(9)                    2,050      *                2,050            0         0
Averell Satloff(9)                 1,574      *                1,574            0         0
Paul Fitzgerald(9)                   564      *                  564            0         0
Trebor S. Brown(10)                5,000      *                5,000            0         0

(Table continues on following page)

                                   Before Offering                              After Offering
                                   ---------------           Shares             --------------
Name                             Shares    Percent(1)        Offered         Shares    Percent(2)
----                             ------    -------           -------         ------    -------
Real Restaurants Trust (10)        4,166      *               4,166            0          0
Donn Johnson(10)                   3,333      *               3,333            0          0
William Upson(10)                  5,000      *               5,000            0          0
Leighton Steward(10)               2,500      *               2,500            0          0
Cecil B. Day Inv. Co.(10)          5,000      *               5,000            0          0
P.L. Anderson, Jr. Trust(10)       2,500      *               2,500            0          0
Max Goldin(10)                     2,500      *               2,500            0          0
Joanne Miller(10)                    833      *                 833            0          0
Praveen Rastogi(10)                2,500      *               2,500            0          0
John & Elaine Coughlin(10)         4,500      *               2,500        2,000          *
Edward & Martha Glassmeyer(10)     3,333      *               3,333            0          0
Garrell & Mildred Noah(10)         2,500      *               2,500            0          0
James & Elizabeth Keegan(10)       8,035      *               2,000        6,035          *
Charles & Gary Oliver(10)          2,500      *               2,500            0          0
Sam Idas(10)                       5,269      *               2,500        2,769          *
Patrick Allen(10)                  2,500      *               2,500            0          0
Grubb & Williams, Ltd.(11)        19,383      *              19,383            0          0
G.W. Investments, Ltd.(11)        13,656      *              13,656            0          0
                               ---------     -----        ---------      -------        -----
                               2,607,810     45.3%        1,834,196      773,614        13.4%

-------------------------

*    Less than 1%
(1) Unless otherwise indicated, each Selling Shareholder has sole voting and investment power with respect to all such Shares.
(2) Assumes the sale of all of the Shares of Common Stock being registered herein. A Selling Shareholder may not have any present intention of proceeding with such sale.
(3) Director of the Company since May 1992. Includes 371,621 shares covered by currently convertible Series A Convertible Preferred Stock, and 61,250 shares covered by currently exercisable stock options, which shares are not registered hereunder.
(4) Principal of Barber and Bronson, Inc., ("BBI"), the Company's investment bankers since January 1994. Includes 228,750 shares covered by currently exercisable warrants, which shares are not registered hereunder.
(5) Principal of BBI. Includes 54,000 shares covered by currently exercisable warrants, which shares are not registered hereunder.
(6) Officer of BBI. Includes 17,250 shares covered by currently exercisable warrants, which shares are not registered hereunder.
(7)  Father of Bruce C. Barber.
(8)  Employee of BBI.
(9) All of the Shares offered by these Selling Shareholders consist of Shares issuable upon exercise of warrants exercisable at a price of $3.125 per Share through May 1998. These Selling Shareholders are current or former employees of Josephthal, Lyon & Ross, Incorporated, the Company's former investment bankers, and received their warrants in 1993 pursuant to that relationship.
(10) All of the shares offered by these Selling Shareholders consist of Shares issuable upon exercise of warrants exercisable at a price of $7.00 per Share through February or March 1997. These Selling Shareholders acquired their warrants pursuant to their 1994 conversion of their convertible subordinated debentures which they purchased from the Company in 1989.
(11) All of the Shares offered by these Selling Shareholders consist of Shares issuable upon the exercise of warrants exercisable at a price of $4.46 per Share through March 1997. These Selling Shareholders acquired their warrants pursuant to their 1994 conversion of their convertible subordinated debentures which they purchased from the Company in 1989.

                          DESCRIPTION OF COMMON STOCK

     The authorized Common Stock of the Company consists of 25,000,000 shares of Common Stock, par value $.04 per share. As of September 1, 1995, there were 4,792,230 shares of Common Stock issued and outstanding. The following description of the Company's Common Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Delaware General Corporation Law and the Company's Certificate of Incorporation, as amended.

     The holders of shares of Common Stock are entitled to receive dividends as the Board of Directors of the Company in its discretion may declare out of funds legally available therefor. In the event of liquidation of the Company, the holders of shares of Common Stock are entitled to receive pro-rata all assets remaining after payment of all obligations of the Company. The holders of shares of Common Stock are entitled to one vote for each share held and have non-cumulative voting rights for the election of directors. The Common Stock has no conversion rights, nor are there any preemptive or subscription provisions applicable to the Common Stock. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable. There are no provisions for the redemption of Common Stock, and the holders thereof are not subject to any liability as shareholders.

                                 LEGAL MATTERS

     The validity of the Common Stock offered hereby will be passed upon for the Company by Olle, Macaulay & Zorrilla, P.A., Miami, Florida.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended February 28, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

================================================================================
No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby or solicitation to any person whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date or, in the case of information incorporated herein by reference, the date of filing with the Securities and Exchange Commission.

                              --------------------

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

Available Information..........................
Incorporation of Certain Documents by Reference
BCT International, Inc.........................
Recent Developments............................
Use of Proceeds................................
Plan of Distribution...........................
Selling Shareholders...........................
Description of Common Stock....................
Legal Matters..................................
Experts........................................

================================================================================

                               1,834,196 SHARES


                            BCT INTERNATIONAL, INC.


                                 COMMON STOCK



                                  ----------

                                  PROSPECTUS

                                  ----------



                               SEPTEMBER  , 1995

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 14.  Other Expenses of Issuance and Distribution.

     Expenses in connection with the issuance and distribution of the securities being registered will be borne by the Registrant and are estimated as follows:

     Securities and Exchange Commission
       registration fee..............................        $ 3,467.94
     Legal fees and expenses.........................         10,000.00
     Accounting fees and expenses....................         10,000.00
     Blue Sky Fees and Expenses......................          3,000.00
     Printing........................................            500.00
     Transfer agent's fees...........................            500.00
     Miscellaneous...................................            532.06
                                                             ----------

          Total......................................        $28,000.00
                                                             ==========

All amounts except the Securities and Exchange Commission registration fees are estimated.

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such person against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction, shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of the Company or any by-law, agreement, vote of shareholders or disinterested directors or otherwise. Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

     Article III, Section 15, of the Company's Bylaws provides for indemnification of the directors, officers, employees and agents of the Company (including the advancement of expenses) to the extent permitted by Section 145 of the Delaware General Corporation Law.

Item 16.  Exhibits.

Exhibit   Description
-------   -----------
   5      Opinion of Olle, Macaulay & Zorrilla, P.A.
  23.1    Consent of Olle, Macaulay & Zorrilla, P.A. (included in its opinion which appears as Exhibit 5).
  23.2    Consent of Price Waterhouse LLP.
  24      Power of Attorney (included in the Signature Page on Page II-4).

Item 17.  Undertakings.

     (a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on September 12, 1995.

                                      BCT INTERNATIONAL, INC.


                                      By: William A. Wilkerson
                                          ----------------------------------
                                          William A. Wilkerson, Chairman of
                                            the Board and Chief Executive
                                            Executive Officer

     Each person whose signature appears below hereby constitutes and appoints William A. Wilkerson and Donna M. Pagano-Leo, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 of the Company and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                  TITLE                      DATE
----------                  -----                      ----


William A. Wilkerson        Chairman of the Board      September 12, 1995
--------------------------    and Chief Executive
William A. Wilkerson          Officer



Donna M. Pagano-Leo         Vice President and         September 12, 1995
--------------------------    Chief Financial Officer
Donna M. Pagano-Leo           (principal financial
                              and accounting officer)



Thomas J. Cassady           Director                   September 12, 1995
--------------------------
Thomas J. Cassady


Raymond J. Kiernan          Director                   September 12, 1995
--------------------------
Raymond J. Kiernan


Robert F. Bond              Director                   September 12, 1995
--------------------------
Robert F. Bond

Henry A. Johnson            Director                   September 12, 1995
--------------------------
Henry A. Johnson


John N. Galardi             Director                   September 12, 1995
--------------------------
John N. Galardi


Bill LeVine                 Director                   September 12, 1995
--------------------------
Bill LeVine

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.                               Description
-----------                               -----------
   5                    Opinion of Olle, Macaulay & Zorrilla, P.A.
                          including its consent

  23.1                  Consent of Price Waterhouse LLP

  23.2                  Consent of Olle, Macaulay & Zorrilla, P.A.
                          (included in Exhibit 5)

  24                    Power of Attorney (included on the Signature Page
                          on Page II-4)